EXHIBIT 10.9

INCREMENTAL AMENDMENT NO. 3

INCREMENTAL AMENDMENT NO. 3, dated as of December 14, 2023 (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of February 3, 2023 (as supplemented by that certain Incremental Amendment No. 1, dated as of March 8, 2023, that certain Incremental Amendment No. 2, dated as of October 4, 2023, that certain First Amendment to Credit Agreement, dated as of December 14, 2023 (the “First Amendment”) and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among STORE Capital LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto and KeyBank National Association, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

W I T N E S S E T H

WHEREAS, pursuant to Section 2.17 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to request additional tranches of term loans in the form of Incremental Term Loans;

WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to establish a new Class of Incremental Term Loans (the “2023 Incremental Term Loans”) and to borrow the 2023 Incremental Term Loans on the Incremental No. 3 Effective Date (as defined below), pursuant to Section 2.17 of the Credit Agreement; and

WHEREAS, pursuant to Section 2.17 of the Credit Agreement, each of the undersigned Lenders listed on Schedule I hereto (each a “2023 Incremental Term Loan Lender”) now desires to provide a 2023 Incremental Term Loan (a “2023 Incremental Term Loan Commitment” and, together with each of the other Lenders’ 2023 Incremental Term Loan Commitments, the “2023 Incremental Term Loan Facility”) and make a 2023 Incremental Term Loan pursuant to such 2023 Incremental Term Loan Commitment to the Borrower on the Incremental No. 3 Effective Date (which, for the avoidance of doubt, shall constitute a new Class of Incremental Term Loans under the Credit Agreement after giving effect to this Supplement), by executing and delivering to the Borrower and the Administrative Agent this Supplement.

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1. 2023 Incremental Term Loans.

(a) Each 2023 Incremental Term Loan Lender agrees, severally and not jointly, subject to the terms and conditions of the Credit Agreement, that on the Incremental No 3. Effective Date it shall provide a 2023 Incremental Term Loan Commitment and make a 2023 Incremental Term Loan thereunder which shall constitute a new Class of Incremental Term Loans under the Credit Agreement having the terms set forth in this Supplement and with an aggregate principal amount set forth opposite its name under the heading “2023 Incremental Term Loan Commitments” on Schedule I attached hereto.

(b) The parties hereto each hereby agree that (x) the 2023 Incremental Term Loans made pursuant to this Supplement by each 2023 Incremental Term Loan Lender shall constitute a new Class of Incremental Term Loans and shall be the “2023 Incremental Term Loans” for all purposes under the Credit Agreement and the other Loan Documents, (y) all terms of the 2023 Incremental Term Loans made pursuant to this Supplement by each 2023 Incremental Term Loan Lender shall be the same as the terms of

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the existing 2023 Term Loans as set forth in the Credit Agreement other than as set forth in Section 1(c), below, and (z) the Credit Agreement is hereby deemed amended accordingly to reflect the foregoing clauses (x) and (y) and the below subsection (c) in accordance with Section 2.17 of the Credit Agreement.

(c) The parties hereto each hereby agree that the 2023 Incremental Term Loans made pursuant to this Supplement by each 2023 Incremental Term Loan Lender shall have the following terms:

(i) The 2023 Incremental Term Loans shall be denominated in Dollars and shall be made in a single drawing on the Incremental No. 3 Effective Date.

(ii) Scheduled installments of interest on the 2023 Incremental Term Loans shall be due and payable in accordance with the terms of the Credit Agreement.

(iii) The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the 2023 Incremental Term Loans on July 3, 2026 (such date, the “2023 Incremental Term Loan Maturity Date”).

(iv) The Applicable Margin for the 2023 Incremental Term Loans, which may be either a SOFR Loan or a Base Rate Loan as elected by the Borrower in accordance with the Credit Agreement, shall be the percentage rates set forth in the table below corresponding to the Level into which the Consolidated Total Leverage Ratio then falls. Any change in Consolidated Total Leverage Ratio which would cause the Applicable Margin to be determined based on a different Level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of a Compliance Certificate delivered by the Borrower in accordance with Section 9.3 of the Credit Agreement; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 6 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the later of (x) the first day of the first calendar month immediately following the date when such Compliance Certificate was due in accordance with Section 9.3 of the Credit Agreement and (y) the date that is three (3) Business Days following the date on which such Compliance Certificate is delivered. As of the Incremental No. 3 Effective Date, prior to the delivery of a Compliance Certificate in accordance with Section 9.3 of the Credit Agreement, the Applicable Margin shall be determined based on Level 3. The provisions of this definition shall be subject to Section 2.6(c) of the Credit Agreement.

Level	Consolidated Total Leverage Ratio	Applicable Margin for 2023 Incremental Term Loans that are SOFR Loans	Applicable Margin for 2023 Incremental Term Loans that are Base Rate Loans
1	< 35%	1.20%	0.20%
2	> 35%, < 40%	1.25%	0.25%
3	> 40%, < 45%	1.35%	0.35%
4	> 45%, < 50%	1.45%	0.45%

5	> 50%, < 55%	1.60%	0.60%
6	> 55%	1.80%	0.80%

Notwithstanding the foregoing, during the Sustainability Metric Period, the Borrower may elect in accordance with the Sustainability Metric Procedures then in effect that the Applicable Margin for the 2023 Incremental Term Loans instead be based on the table set forth below (the “Sustainability Metric Pricing Grid”), in which event the Sustainability Metric Pricing Grid shall apply for the 2023 Incremental Term Loans commencing on the date specified in the Sustainability Metric Procedures and ending on the date specified in the Sustainability Metric Procedures. If Borrower, the Administrative Agent or any Lender become aware of any material inaccuracy in the Sustainability Metric reported pursuant to the Sustainability Metric Procedures for any period (and, in the case of the Administrative Agent or any Lender becoming aware thereof, written notice thereof has been delivered to the Borrower setting forth in reasonable detail the basis for such determination) and, in each case, the Borrower made an election to apply the Sustainability Metric Pricing Grid for the 2023 Incremental Term Loans for such period and a proper calculation of the Sustainability Metric for such fiscal year would not have resulted in any adjustment to the Applicable Margin for the 2023 Incremental Term Loans pursuant to the Sustainability Metric Pricing Grid for the relevant period covered by such election, then the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders promptly (and in any event, within five (5) Business Days) following written demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, immediately, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period (or relevant portion thereof then elapsed in respect of which payments of interest and/or fees were previously made) over the amount of interest and fees actually paid for such period (or relevant portion thereof). Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, (i) any additional amounts required to be paid pursuant to the immediately preceding sentence shall not be due and payable until a written demand is made for such payment by the Administrative Agent, (ii) any nonpayment of such additional amounts prior to or upon such demand for payment by Administrative Agent shall not constitute a Default (whether retroactively or otherwise), and (iii) none of such additional amounts shall be deemed overdue prior to such a demand or shall accrue interest at the Post-Default Rate prior to such a demand.

Level	Consolidated Total Leverage Ratio	Applicable Margin for 2023 Incremental Term Loans that are SOFR Loans	Applicable Margin for 2023 Incremental Term Loans that are Base Rate Loans
1	< 35%	1.19%	0.19%
2	> 35%, < 40%	1.24%	0.24%
3	> 40%, < 45%	1.34%	0.34%

4	> 45%, < 50%	1.44%	0.44%
5	> 50%, < 55%	1.59%	0.59%
6	> 55%	1.79%	0.79%

(v) The Borrower shall have the option to extend the 2023 Incremental Term Loan Maturity Date for up to two (2) additional twelve (12) month terms; provided that at the time of each extension, (A) no Default or Event of Default shall have occurred and be continuing and (B) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents or waived or consented to by Requisite Lenders in accordance with the provisions of Section 13.6 of the Credit Agreement. Each time the Borrower extends the 2023 Incremental Term Loan Maturity Date in accordance with this clause (v), the Borrower shall pay to the Administrative Agent for the account of each 2023 Incremental Term Loan Lender a fee equal to 0.15% of the amount of such 2023 Incremental Term Loan Lender’s outstanding 2023 Incremental Term Loan as of the date the Borrower elects to make such extension.

(vi) The 2023 Incremental Term Loans shall (A) rank pari passu in right of payment with each existing Class of Revolving Commitments and Term Loans, (B) be unsecured and (C) shall be borrowed by the Borrower and shall have the same Guarantors as each existing Class of Revolving Commitments and Term Loans (if any).

(vii) The 2023 Incremental Term Loans shall constitute the “Future Incremental Term Loans” referred to in the First Amendment.

2. The Borrower represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3. The Borrower represents and warrants that all representations and warranties made or deemed made by the Borrower and any other Loan Party in any Loan Document to which such Loan Party is a party are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on the Incremental No. 3 Effective Date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or waived or consented to by the Requisite Lenders in accordance with the provisions of Section 13.6 of the Credit Agreement.

4. Conditions Precedent. This Supplement shall be effective subject to the satisfaction or waiver of the following conditions precedent:

(a) The Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent: (i) counterparts of this Supplement executed by each of the parties hereto; (ii) to the extent requested by a 2023 Incremental Term Loan Lender, a Note executed by the Borrower, payable to such Lender evidencing its 2023 Incremental Term Loans, in the amount of such Lender’s 2023 Incremental Term Loans after giving effect to this Supplement; (iii) an opinion of outside counsel to the Borrower addressed to the Administrative Agent and the Lenders and covering such matters as the Administrative Agent may reasonably request; (iv) copies of all corporate or other necessary action taken by the Borrower authorizing this Supplement and the transactions contemplated hereby, as certified by the Secretary or Assistant Secretary of the Borrower; and (v) evidence that the Fees, if any, then due and payable under Section 3.5 of the Credit Agreement, together with all other fees, expenses and reimbursement amounts due and payable to the Administrative Agent, the Lead Arrangers and any of the Lenders, including without limitation, the fees set forth in that certain Fee Letter, dated as November 29, 2023, by and between KeyBanc Capital Markets, Inc., KeyBank National Association, BofA Securities, Inc., Bank of America, N.A., and the Borrower and the reasonable fees and expenses of counsel to the Administrative Agent invoiced to the Borrower at least 2 Business Days prior to the Agreement Date, have been paid;

(b) the Borrower shall have provided all information requested by the Administrative Agent and each Lender at least 2 Business Days prior to the Incremental No. 3 Effective Date in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver to each Lender that so requests at least 5 days prior to the Effective Date, in a form acceptable to such Lender, a Beneficial Ownership Certification in relation to the Borrower;

(c) the consent of the Requisite Class Lenders of each Class with respect to the incurrence by the Borrower of the Future Incremental Term Loans (as defined in the First Amendment) that mature earlier or will mature earlier than the latest maturity date of, and/or that have or will have a weighted average life to maturity shorter than, such Class;

(d) each of the representations and warranties in Section 3 of this Supplement are true and correct; and

(e) no Default or Event of Default has occurred and is continuing or would result from the transactions occurring on the Effective Date.

Once all of the foregoing conditions are satisfied this Supplement shall be deemed effective (such date the “Incremental No. 3 Effective Date”).

5. This Supplement shall constitute an “Incremental Amendment” and a “Loan Document”.

6. The Borrower hereby appoints (i) each of KeyBank National Association, Truist Bank and Bank of America, N.A., as joint lead arrangers and joint bookrunners and (ii) each of Truist Bank and Bank of America, N.A., as co-syndication agents, in each case, for the 2023 Incremental Term Loan Facility.

7. Each 2023 Incremental Term Loan Lender shall be bound by the provisions of the Credit Agreement as a Lender and a Term Loan Lender thereunder, shall have the obligations of a Lender and a Term Loan Lender thereunder and will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and a Term Loan Lender.

8. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed, and to be fully performed, in such state.

9. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document. If the Administrative Agent agrees, in its sole discretion, to accept delivery by telecopy or PDF of an executed counterpart of a signature page of this Supplement, such delivery will be valid and effective as delivery of an original manually executed counterpart hereof for all purposes. If the Administrative Agent agrees, in its sole discretion, to accept any electronic signatures of this Supplement, the words “execution,” “signed,” and “signature,” and words of like import, in or referring to this Supplement so signed will be deemed to include electronic signatures and/or the keeping of records in electronic form, which will be of the same legal effect, validity and enforceability as a manually executed signature and/or the use of a paper-based recordkeeping system, to the extent and as provided for in any applicable law, including ESRA, E-SIGN, or any other state laws based on, or similar in effect to, such acts. The Administrative Agent and each other party hereto may rely on any such electronic signatures without further inquiry.

[Signatures to follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

KEYBANK NATIONAL ASSOCIATION, as an Incremental Term Loan Lender

By:__/s/ James Komperda________________
Name: James Komperda
Title: Senior Vice President

JP Morgan Chase Bank, N.A., as an Incremental Term Loan Lender

By:_/s/ Mayank Sinha__________________
Name: Mayank Sinha
Title: Executive Director

BAnk of America, N.A., as an Incremental Term Loan Lender

By:_/s/ Dennis Kwan_________________
Name: Dennis Kwan
Title: Senior Vice President

TRUIST BANK, as an Incremental Term Loan Lender

By:_/s/ Ryan Almond_________________
Name: Ryan Almond
Title: Director

Goldman Sachs Bank USA, as an Incremental Term Loan Lender

By:_/s/ Jonathan Dworkin_____________
Name: Jonathan Dworkin
Title: Authorized Signatory

Regions BANK, as an Incremental Term Loan Lender

By:_/s/ Steve Hall_________________
Name: Steve Hall
Title: Senior Vice President

Standard Chartered Bank, as an Incremental Term Loan Lender

By:_/s/ Shane Moore_________________
Name: Shane Moore
Title: Managing Director, CRE Americas

Accepted and agreed to as of the date first written above:

STORE CAPITAL LLC

By:_/s/ Chad Freed______________________
Name: Chad Freed
Title: Executive Vice President – General Counsel, Chief

Compliance Officer and Secretary

Acknowledged as of the date first written above:

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent

By:_/s/ James Komperda________________
Name: James Komperda
Title: Senior Vice President

Schedule I

2023 Incremental Term Loan Lender	2023 Incremental Term Loan Commitment
KeyBank National Association	$47,500,000
JPMorgan Chase Bank, N.A.	$25,000,000
Truist Bank	$85,000,000
Regions Bank	$25,000,000
Bank of America, N.A.	$125,000,000
Goldman Sachs Bank USA	$60,000,000
Standard Chartered Bank	$100,000,000
TOTAL:	$467,500,000